UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934

Date of Report: September 24, 2008

    DALECO RESOURCES CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	0-12214	23-2860734
(State or other jurisdiction of Incorporation)	(Commission File No)	(IRS Employee Identification No.)

17 Wilmont Mews, 5th Floor, West Chester, Pennsylvania 19382
(Address of principal executive offices)

Registrant’s telephone number, including area code:     610-429-0181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William Pipkin, a Director of the Company and a member of its Audit, Compensation, and Nominating and Governance Committees, submitted his resignation on September 15, 2008. Mr. Pipkin was initially appointed to the Board of Directors in 2005.

Mr. Pipkin has been provided with a copy of this 8-K and has been offered the opportunity to provide the Registrant with a letter stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Should the Registrant receive a letter from Mr. Pipkin, the Registrant shall file same by Amendment to this Form 8-K within two (2) business days after receipt of such a letter by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Daleco Resources Corporation
    (Registrant)

Date: September 24, 2008
    /s/ Gary J. Novinskie
                Gary J. Novinskie, President